Exhibit 99.1

Bear Stearns

Contact:    Elizabeth Ventura    (212) 272-9251
            Russell Sherman      (212) 272-5219

      Bear Stearns Completes Share Exchange Transaction with JPMorgan Chase

New York, April 8, 2008 - The Bear Stearns Companies Inc. (NYSE: BSC) announced today that the previously announced share exchange between JPMorgan Chase & Co. and Bear Stearns has been completed. Pursuant to the terms of the share exchange agreement between the parties, on April 8, 2008, JPMorgan Chase purchased 95 million newly issued shares of Bear Stearns common stock, or 39.5% of the outstanding Bear Stearns common stock after giving effect to the issuance, in exchange for 20,665,350 shares of JPMorgan Chase common stock.

The Bear Stearns Companies Inc. (NYSE: BSC) serves governments, corporations, institutions and individuals worldwide. The company's core business lines include institutional equities, fixed income, investment banking, global clearing services, asset management, and private client services. For additional information about Bear Stearns, please visit the firm's website at www.bearstearns.com.

Certain statements contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule and any changes to regulatory agencies' outlook on, responses to and actions and commitments taken in connection with the merger and the agreements and arrangements related thereto. For a discussion of the additional risks and uncertainties that may affect Bear Stearns' future results, please see "Risk Factors" in Bear Stearns' Annual Report on Form 10-K for the year ended November 30, 2007, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" filed as Exhibit 13 to Bear Stearns' Annual Report on Form 10-K for the year ended November 30, 2007 and similar sections of Bear Stearns' quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission ("SEC").

Additional Information

In connection with the proposed merger, JPMorgan Chase & Co. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement of Bear Stearns that also constitutes a preliminary prospectus of JPMorgan Chase. Bear Stearns will mail the definitive proxy statement/prospectus to its stockholders. JPMorgan Chase and Bear Stearns urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain these documents, free of charge, from Bear Stearns' website (www.bearstearns.com) under the heading "Investor Relations" and then under the tab "SEC Filings." You may also obtain these documents, free of charge, from JPMorgan Chase's website

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(www.jpmorganchase.com) under the tab "Investor Relations" and then under the heading "Financial Information" then under the item "SEC Filings". You may also obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation

Bear Stearns, JPMorgan Chase and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Bear Stearns stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Bear Stearns stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Bear Stearns' executive officers and directors in its Annual Report on Form 10-K/A for the year ended November 30, 2007 filed with the SEC on March 31, 2008. You can find information about JPMorgan Chase's executive officers and directors in its definitive proxy statement filed with the SEC on March 30, 2007. You can obtain free copies of these documents from JPMorgan Chase and Bear Stearns as set forth above.